UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2010

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3939 North First Street, San Jose, California 95134
(Address of principal executive offices, with zip code)
(408) 240-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 29, 2010, SunPower Corporation (“SunPower” or the “Company”) borrowed, pursuant to a Loan Agreement (the “Loan Agreement”) by and between the Company and the California Enterprise Development Authority (the “Issuer”), the proceeds of the $30,000,000 aggregate principal amount of the Issuer's tax-exempt Recovery Zone Facility Revenue Bonds (SunPower Corporation - Headquarters Project) Series 2010 (the “Bonds”) maturing April 1, 2031. The Company's obligations under the Loan Agreement will be evidenced by a promissory note dated December 29, 2010 (the “Note”) issued by the Company to the Issuer, which assigned the Note, along with all right, title and interest in the Loan Agreement, to Wells Fargo Bank, National Association, as trustee with respect to the Bonds (the “Trustee”), for the benefit of the holders of the Bonds. The Bonds will initially bear interest at a variable interest rate (determined weekly), but at the Company's option may be converted into fixed-rate bonds (which fixed-rate bonds shall include covenants of and other restrictions on the Company, to be determined at the time of conversion).

Concurrently with the execution of the Loan Agreement and the issuance of the Bonds by the Issuer, the Company entered into a Reimbursement Agreement (the “Reimbursement Agreement”) with Barclays Bank PLC (“Barclays”), pursuant to which the Company caused Barclays to deliver to the Trustee a direct-pay irrevocable letter of credit (“Letter of Credit”) in the amount of $30,374,794.52 (an amount equal to the principal amount of the Bonds plus 38 days' interest thereon ). The Letter of Credit will permit the Trustee to draw moneys to pay SunPower's obligations to pay principal and interest on the Bonds and, in the event the Bonds are redeemed or tendered for purchase, the redemption price or purchase price thereof.

Under the Reimbursement Agreement, the Company deposited $31,800,000 in a sequestered account with Barclays Capital Inc. (the “Deposit”), subject to an account control agreement, which funds secure the Letter of Credit pursuant to a Cash Collateral Account Pledge Agreement entered into by SunPower and Barclays on December 29, 2010.

The Letter of Credit will expire on June 29, 2011.  On June 22, 2011, if the Company has not previously converted the Bonds into fixed-rate bonds, the Letter of Credit will be drawn upon to pay off the Bonds, with the Deposit used to reimburse Barclays.  Any excess amount in the Deposit would be delivered to SunPower.

On December 28 and 29, 2010 the Company entered into additional agreements ancillary to the Loan Agreement, Note and Reimbursement Agreement pursuant to terms customary for financing transactions of this type.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: January 3, 2011	By:	/s/ Dennis V. Arriola
	Name:	Dennis V. Arriola
	Title:	Executive Vice President and Chief Financial Officer